Citi Global Technology Conference

Ernie Maddock

Chief Financial Officer

September 8, 2016

Micron®

Safe Harbor Statement

During the course of this meeting, we may make projections or other forward-looking statements regarding future events or the future financial performance of the Company and the industry. We wish to caution you that such statements are predictions and that actual events or results may differ materially. We refer you to the documents the Company files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically the Company's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for the Company on a consolidated basis to differ materially from those contained in our projections or forward-looking statements. These certain factors can be found at http://www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of the presentation to conform these statements to actual results.

Favorable Business Environment Drives Improved Results

- Revenues and Gross Margins at or near upper end of Guidance
  - Key mobile customer qualifications completed
  - ASP improvement in spot market and selected contract markets
  - Overall demand continues to be robust while PC stabilizes
  - Lean inventory with OEM and channel customers
  - Slowing industry supply
- Full FY-16 Non-GAAP EPS in positive territory
- Sustained momentum into FQ1-17
- FQ4-16 Earnings Release on October 4th

FY 2017 Investment Plans

DRAM Memory
40-50% of FY-17 CapEx

- Complete 20nm, 1X DRAM ramp
- 1Y and 1Z development

Non-Volatile Memory
30-40% of FY-17 CapEx

- Complete 3D Gen One, ramp Gen 2
- 3D Gen 3 development
- 3D XPoint™ early market adoption

Technology and Product Enablement
15-25% of FY-17 CapEx

- Advanced packaging
- Emerging memory

FY 2017 Capex Guidance
Net to Micron $4.8-$5.2B

Estimates include IMI

Investments Drive Bit Growth and Cost Reductions

	Two Year CAGR (FY-17 vs. FY-15)[1]	
	Bit Shipments	
DRAM	↑ 20-30%	Ahead
NAND	↑ 30-40%	On track

	Two Year CAGR (FY-17 vs. FY-15)[1]	
	Average Cost per Bit	
DRAM	↓ 15-25%	On track
NAND	↓ 20-30%	On track

	FY-17 vs. FY-16 *New!*
	Average Cost per Bit
DRAM	↓ 20-25%
NAND	↓ 20-25%

NAND figures based on Trade NAND (excludes Intel portion of IM Flash).
[1]Two-year CAGR comparing total annual FY 2017 vs FY 2015.

Key Takeaways

1. Market conditions improving
2. Full FY-16 Non-GAAP EPS in positive territory
3. FY-17 CapEx ~$5B net of partner contributions
4. Execution to key targets remain on track

Micron®